EXHIBIT 4.5


SEQUENCE#      ACCOUNT KEY         SUBSCRIPTION RIGHTS#     SHS ELIGIBLE TO
                                                            SUBSCRIBE
                              KINARK CORPORATION
                     SUBSCRIPTION CARD FOR RIGHTS OFFERING
                 FOR HOLDERS OF RECORD ON SEPTEMBER 27, 1996.

     Kinark Corporation (the "Company") is conducting a rights offering (the "Rights Offering") which entitles each holder of the Company's common stock, $.10 par value per share (the "Common Stock"), on September 27, 1996 (the "Record Date"), to receive one nontransferable right (a "Right") for each share of Common Stock held of record on the Record Date. No fractional Rights will be issued and no cash in lieu thereof will be paid. Each Right is exercisable, upon payment of $3.00 in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Subscription Privilege"). Set forth above is the number of shares of Common Stock held by such holder; and the number of shares to which such holder is entitled to subscribe pursuant to the Subscription Privilege.

     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED OCTOBER 4, 1996, (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., INC. (THE "INFORMATION AGENT") AT 909 THIRD AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10072-4799 (TOLL FREE (800) 566-9061). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

     THIS SUBSCRIPTION CARD MUST BE RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 PM., NEW YORK TIME, ON NOVEMBER 8, 1996, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY TO A TIME NOT LATER THAN 5:00 PM., NEW YORK TIME, ON DECEMBER 9, 1996 (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE UNLESS THE TERMS OF THE OFFERING ARE SUBSEQUENTLY MATERIALLY AMENDED, AS PROVIDED IN THE PROSPECTUS.

     INFORMATION: Complete Part I of the Subscription Card and, if applicable, the Part II special issuance and delivery instructions, SIGN THIS SUBSCRIPTION CARD, and complete the enclosed Substitute Form W-9. All questions concerning the timeliness, validity, form and eligibility of Subscription Cards received or any exercise of Rights will be determined by the Company, whose determination will be final and binding.

     SUBSCRIPTION PRICE:  $3.00 PER SHARE

     By ChaseMellon Shareholder Services, L.L.C., a Subscription Agent

     THE SHAREHOLDER RIGHTS EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON NOVEMBER 8, 1996 UNLESS EXTENDED BY THE COMPANY.

 SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OFFERED BY KINARK CORPORATION
             RETURN TO:  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By Mail:                                     By Hand/Overnight Delivery:
ChaseMellon Shareholder Services, L.L.C.     ChaseMellon Shareholder Services,
Post Office Box 817, Midtown Station         L.L.C.
New York, New York  10018                    120 Broadway, 13th Floor
Attn:  Reorganization Dept.                  New York, New York  10271
                                             Attn:  Reorganization Dept.
PART I - SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING: The undersigned hereby irrevocably subscribes for the number of shares of Common Stock in the Rights Offering as indicated below, on the terms and subject to the conditions specified herein and in the Prospectus, receipt of which is hereby acknowledged.


                         NUMBER OF      SUBSCRIPTION        TOTAL
                         SHARES         PRICE               PAYMENT

Subscription Right:      ________  X    $3.00     =         $________

(must equal total of
amounts in Lines 1 and 2
below)


*If the aggregate Subscription Price paid by an exercising holder of Rights ("Rights Holder") is insufficient or exceeds the amount necessary to purchase the number of shares of Common Stock that such holder indicates are being subscribed for, or if an exercising Rights Holder does not specify the number of shares of Common Stock to be purchased, then such Rights Holder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered, subject to the limits set forth in the Prospectus. If the aggregate Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights Holder has indicated an intention to subscribe, the Rights Holder will receive promptly by mail a refund equal to the excess payment without interest or deduction.



Method of Payment:
CHECK ONE
[ ]  Enclosed is my check or money order payable to "ChaseMellon
     Shareholder Services, L.L.C."  $___________ (Line 1)

[ ] Payment has been made by wire transfer to Subscription Agent's account. (Wire instructions are in the Prospectus). $___________ (Line 2)

PART II - SPECIAL ISSUANCE INSTRUCTIONS
Complete ONLY if new certificate is to be issued in a name which differs from the name on the surrendered certificate(s). (See Paragraphs 2 and 3(c) of the Instructions.) (COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.)
Name:
Address:


          Social Security or TAX ID#

PART II - SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if new certificate is to be mailed to some address other than the address shown on the reverse. (See Paragraphs 2 and 3(c) of Instructions.) (COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.)
Name:
Address:


          Social Security or TAX ID#

                                   ACKNOWLEDGEMENT

          THE SUBSCRIPTION CARD IS NOT VALID UNLESS YOU SIGN BELOW

     I/We acknowledge receipt of the Prospectus and understand that after delivery to the Company, I/we may not modify or revoke this Subscription Card unless the terms of the Rights Offering are subsequently materially amended. Under penalties of perjury, I/we certify that the information contained herein, including the social security number of taxpayer identification number if given above, is correct. If Part II Special Issuance Instructions are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

     The signature(s) below must correspond with the name of the registered holder(s) exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.


SIGN HERE                                    Dated:              , 1996

                                             Dated:              , 1996
     Signature(s) of Registered Holder

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (Please Print). See Instructions.

Date:
                    Name                               Title (if any)
                                   Day Phone: (  )
Taxpayer ID#                       Eve Phone: (  )

                              GUARANTEE OF SIGNATURE(S)

Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN       Authorized Signature
ELIGIBLE GUARANTOR INSTITUTION (BANKS,            NOTE:  The signature must
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS       correspond with the name as
AND CREDIT UNIONS WITH MEMBERSHIP IN AN           written and the name must be
APPROVED MEDALLION SIGNATURE GUARANTEE            that of the registered owner.
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15.